Exhibit 99.1

CA Technologies Announces Intent To Acquire Automic

Acquisition to Provide Cloud-Enabled, End-to-End Automation and Orchestration Platform for

Applications and Business Processes

NEW YORK, December 1, 2016 – CA Technologies (NASDAQ:CA) today announced it has signed a definitive agreement to acquire Automic Holding GmbH, a leader in business automation software that drives competitive advantage by automating IT and business processes. The transaction, valued at approximately 600 million euros, net of cash and cash equivalents acquired, has been unanimously approved by both Boards of Directors, and is expected to close in the fourth quarter of CA’s fiscal 2017. Headquartered in Vienna, Austria, Automic has approximately 600 employees across Europe, North America and Asia.

With Automic, CA will add new cloud-enabled automation and orchestration capabilities across the portfolio and increase its reach into the European market. Automic’s European presence coupled with CA’s worldwide expertise and broad portfolio, offers customers a global solution that complements their existing technology investments to address the challenges of automation across the enterprise.

CA will add Automic’s automation and orchestration capabilities to its portfolio to give customers options that address their IT operations and DevOps needs on-premise, in the cloud and hybrid cloud environments. With real-time analytics incorporated into the end-to-end platform approach, customers will benefit from increased business agility with solutions that move from IT-centric task automation to business-centric intelligent automation and orchestration.

“Global businesses need the flexibility and agility to move workloads to the most appropriate locations across heterogeneous hybrid cloud environments, with continuous availability, to stay ahead of their competition,” said Ayman Sayed, president and chief product officer, CA Technologies. “With the acquisition of Automic, we will deliver automation, scale work flows and business processes while reducing costs and greatly improving accuracy. This level of intelligent automation will give our customers the insights to achieve more agility and realize business value. We are pleased to welcome Automic, which is profitable and growing at a healthy clip, into CA. Strategically, it accelerates our position with its cloud enabled platform. Operationally, it expands our reach across Europe. And, financially, it meets our rigorous hurdle rates while providing the highest likely return on offshore cash.”

Automic’s automation technology underpins digital transformation by helping enterprises move from siloed automation to intelligent and orchestrated automation with real-time analytics.

“Enterprise customers are engaging with vendors to support their digital transformation initiatives to increase velocity, reliability and scalability among their businesses processes,” said Todd DeLaughter, Chief Executive Officer, Automic. “Together with CA Technologies, we will help organizations further propel their intelligent automation capabilities to the next level, driving the agility and speed demanded in this era of Digital Transformation.”

Founded in 1985, Automic has offices in Vienna, Paris, Asia Pacific Japan (APJ), and Bellevue, Washington and serves a wide range of customers in the energy, financial services, healthcare, manufacturing, retail and telecommunications sectors.

Foros acted as financial advisor to CA Technologies on this acquisition.

Updated Guidance

Assuming the transaction closes in early January, CA’s preliminary expectation compared with its previous fiscal year 2017 guidance, is that the acquisition will:

•	Add one-half percentage point of revenue, both as reported and in constant currency
•	Adversely affect GAAP and non-GAAP total company operating margin by 1 percentage point and will primarily impact the Enterprise Solutions segment
•	Be modestly dilutive to cash flow from operations and GAAP and non-GAAP diluted earnings per share, both as reported and in constant currency

Please see below for information regarding non-GAAP financial measures, the cautionary statement regarding forward-looking statements, and the reconciliation of projected GAAP metrics to projected non-GAAP metrics.

About CA Technologies

CA Technologies (NASDAQ:CA) creates software that fuels transformation for companies and enables them to seize the opportunities of the application economy. Software is at the heart of every business in every industry. From planning, to development, to management and security, CA is working with companies worldwide to change the way we live, transact, and communicate – across mobile, private and public cloud, distributed and mainframe environments. Learn more at www.ca.com.

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Press Contact

Hannah Cho

CA Technologies

+1 650 534 9316

Hannah.cho@ca.com

Rita O’Brien

CA Technologies

(631) 342-6687

Rita.obrien@ca.com

Legal Notices

Copyright © 2016 CA, Inc. All Rights Reserved. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Non-GAAP Financial Measures

This news release includes certain financial measures that exclude the impact of certain items and, therefore, have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP metrics for operating margin and diluted earnings per share exclude the following items: non-cash amortization of purchased software, internally developed software and other intangible assets; share-based compensation expense; charges relating to rebalancing initiatives that are large enough to require approval from CA’s (hereinafter, the “Company”) Board of Directors and certain other gains and losses, which include the gains and losses since inception of hedges that mature within the quarter, but exclude gains and losses of hedges that do not mature within the quarter. The Company presents constant currency information to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the exchange rate in effect on the last day of the Company’s prior fiscal year (i.e., March 31, 2016). Constant currency excludes the impacts from the Company’s hedging program. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding these items, non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and cash flows, to competitors’ operating results and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are key variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements

The declaration and payment of future dividends by the Company is subject to the determination of the Company’s Board of Directors, in its sole discretion, after considering various factors, including the Company’s financial condition, historical and forecasted operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company’s practice regarding payment of dividends may be modified at any time and from time to time.

Repurchases under the Company’s stock repurchase program may be made from time to time, subject to market conditions and other factors, in the open market, through solicited or unsolicited privately negotiated transactions or otherwise. The program does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company’s discretion.

Certain statements in this news release (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “targets” and similar expressions relating to the future) constitute “forward-looking statements” that are based upon the beliefs of, and assumptions made by, the Company’s management, as well as information currently available to management. These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the Automic acquisition; the risk that the conditions to the closing of the Automic acquisition are not satisfied; potential adverse reactions or changes to customer, supplier, partner or employee relationships, including those resulting from the announcement or completion of the Automic acquisition; uncertainties as to the timing of the Automic acquisition; uncertainty of the expected financial performance of the Company following completion of the proposed Automic acquisition; the ability to successfully integrate Automic’s operations and employees in a timely manner; the ability to realize anticipated synergies, cost savings and operational efficiencies from the Automic acquisition; the ability to achieve success in the Company’s business strategy by, among other things, ensuring that any new offerings address the needs of a rapidly changing market while not adversely affecting the demand for the Company’s traditional products or the Company’s profitability to an extent greater than anticipated, enabling the Company’s sales force to accelerate growth of sales to new customers and expand sales with existing customers, including sales outside of the Company’s renewal cycle and to a broadening set of purchasers outside of traditional information technology operations (with such growth and expansion at levels sufficient to offset any decline in revenue and/or sales in the Company’s Mainframe Solutions segment and in certain mature product lines in the Company’s Enterprise Solutions segment), effectively managing the strategic shift in the Company’s business model to develop more easily installed software, provide additional SaaS offerings and refocus the Company’s professional services and education engagements on those engagements that are connected to new product sales, without affecting the Company’s financial performance to an extent greater than anticipated, and effectively managing the Company’s pricing and other go-to-market strategies, as well as improving the Company’s brand, technology and innovation awareness in the marketplace; the failure to innovate or adapt to technological changes and introduce new software products and services in a timely manner; competition in product and service offerings and pricing; the ability of the Company’s products to remain compatible with ever-changing operating environments, platforms or third party products; global economic factors or political events beyond the Company’s control and other business and legal risks associated with non-U.S. operations; the failure to expand partner programs and sales of the Company’s solutions by the Company’s partners; the ability to retain and attract qualified professionals; general economic conditions and credit constraints, or unfavorable economic conditions in a particular region, business or industry sector; the ability to successfully integrate acquired companies and products into the Company’s existing business; risks associated with sales to government customers; breaches of the Company’s data center, network, as well as the Company’s software products, and the IT environments of the Company’s vendors and customers; the ability to adequately manage, evolve and protect the Company’s information systems, infrastructure and processes; the failure to renew license transactions on a satisfactory basis; fluctuations in foreign exchange rates; discovery of errors or omissions in the Company’s software products or documentation and potential product liability claims; the failure to protect the Company’s intellectual property rights and source code; access to software licensed from third parties; risks associated with the use of software from open source code sources; third-party claims of intellectual property infringement or royalty payments; fluctuations in the number, terms and duration of the Company’s license agreements, as well as the timing of orders from customers and channel partners; events or circumstances that would require the Company to record an impairment charge relating to the Company’s goodwill or capitalized software and other intangible assets balances; potential tax liabilities; changes in market conditions or the Company’s credit ratings; changes in generally accepted accounting principles; the failure to effectively execute the Company’s workforce reductions, workforce rebalancing and facilities consolidations; successful and secure outsourcing of various functions to third parties; and other factors described more fully in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should the Company’s assumptions prove incorrect, actual results may vary materially from the forward-looking information described herein as believed, planned, anticipated, expected, estimated, targeted or similarly identified. The Company does not intend to update these forward-looking statements, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

CA Technologies

Reconciliation of Projected GAAP Operating Margin to Projected Non-GAAP Operating Margin

Projected Operating Margin	Fiscal Year Ending March 31, 2017
Projected GAAP operating margin	28%
Non-GAAP operating adjustments:
Purchased software amortization	4%
Other intangibles amortization	0%
Internally developed software products amortization	2%
Share-based compensation	3%

Total non-GAAP operating adjustment	9%

Projected non-GAAP operating margin	37%